                               AIRCLAIMS  [LOGO]

Our Ref:  20308/MSH/kw                                              EXHIBIT 99.7


AerFi Group Plc.                                                  30th May, 2000
Aviation House
Shannon
County Clare
Ireland

Attention:     Mr. Tom Ashe

Dear Sirs,

                        BASE VALUE OF SELECTED AIRCRAFT
                             AS AT 30TH APRIL 2000

Further to the instructions of Mr. Tom Ashe, AerFi Group Plc, we are pleased to be able to provide our opinion of the value of each aircraft as defined in the attached tables (reference 20308/MSH/AerCo and 20308/MSH/Indigo) under a Base Value scenario.

Our valuation is based on fleet details as provided by yourselves on 13th April 2000, providing the most recent utilisation information available in respect of the aircraft and their respective engines, supplement with maintenance and specification data.

The point of valuation is 30th April 2000. It should be borne in mind that the values were determined during the month of April 2000, but there has been no material impact on the values between the generation date and the 30th April 2000.

As requested by AerFi Group Plc, we have provided our value opinions under a BASE VALUE scenario. Airclaims believes it to be very important that value definitions are understood by all parties and that such values are always considered in conjunction with their definitions.








                               AIRCLAIMS LIMITED
          Cardinal Point, Newall Road, Heathrow Airport, London TW62AS
            Telephone (44) 020 8897 1066 Facsimile (44) 020 8897 0300
                     Telex 934679 http://www.airclaims.co.uk
       Registered Head Office as above, Registered in England No. 710284.
                           VAT Reg. No. GB 224 1906 87

BASE VALUE (TO ISTAT DEFINITION)

The Base Value presented below is based on the definition as outlined by the International Society of Transport Aircraft Trading (ISTAT). ISTAT's definition of Base Value equates in principle to the previously used appraisal term, Fair Market Value.

The ISTAT definition is as follows:

A Base Value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use".

An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

In this instance, the Base Value of each aircraft assumes its physical condition is average for an aircraft of its type and age, but has been adjusted to reflect a) the actual utilisation and given maintenance status of airframe, engines and undercarriage where possible (the 'Adjusted Base Value') and b) assuming overall 'half-life' maintenance condition.

The Base Value also assumes that each Aircraft is under a maintenance programme of international airworthiness standards approved by a civil aviation authority, with all airworthiness directives (ADs) and manufacturers service bulletins (SBs) performed in compliance with air carrier rules and regulations.

Please note that valuations given by Airclaims are valid only as at the date of issue. Subsequent to that date there may be alterations in the world aviation market, or in the status and physical condition of the subject aircraft or other general factors that may affect Airclaims' value opinion.

I trust the foregoing is satisfactory and to your requirements.

Yours sincerely,

/s/ Mark Sheridan
------------------------
    Mark Sheridan
    Senior Analyst


Encl.

 BASE VALUE AND ADJUSTED VASE VALUE OF SELECTED AIRCRAFT AS AT 30TH APRIL 2000
                        ALL VALUE IN MILLION US DOLLARS

TYPE                 ENGINE           REGN    MSN   MTOW    OPERATOR            YoB      HOURS  CYCLES DATE    HALF LIFE MTX ADJ
Airbus A300-B4-203  CF6-50C2          VT-EVD    240 363,765 Indian Airlines     Feb-1983 34,093 19,545 Jan-2000  $6.80m   $9.16m
Airbus A320-211     CFM56-5A1         EI-CTD     85 162,041 Air Europe          Oct-1989 20,009 20,091 Jan-2000 $24.50m  $24.72m
Airbus A320-212     CFM56-5A3         OY-CNW    299 166,450 Premiair            Jan-1992 27,910  9,803 Jan-2000 $29.70m  $29.34m
Airbus A320-231     V2500-A1          G-YIBM    362 166,450 Airtours
                                                            International       Sep-1992 28,294 10,071 Jan-2000 $29.00m  $28.89m

Airbus A320-212     CFM56-5A3         G-MONW    391 169,757 Monarch Airlines    Dec-1992 26,664 10,239 Jan-2000 $28.70m  $28.96m
Airbus A320-211     CFM56-5A1         C-FNVU    403 158,731 Canadian Airlines
                                                            International       Jan-1993 22,362  7,932 Jan-2000 $30.60m  $29.84m
Boeing 737-3Y0      CFM56-3B1(20lb)   E1-BZF  24465 135,000 Philippine Airlines Jul-1989 19,884 24,262 Jan-2000 $18.10m  $18.14m
Boeing 737-3Y0      CFM56-3B1(20lb)   E1-BZJ  24677 135,000 Philippine Airlines Feb-1990 18,788 22,777 Jan-2000 $19.10m  $19.28m
Boeing 737-3Y0      CFM56-3C1(23.5lb) TC-SUP  24908 135,500 Sun Express         Feb-1991 31,252 13,922 Jan-2000 $22.40m  $21.52m
Boeing 737-3Y0      CFM56-3C1(22lb)   HA-LED  24909 139,500 MALEV               Feb-1991 22,478 13,461 Jan-2000 $22.00m  $21.99m
Boeing 737-3Y0      CFM56-3B2(23.5lb) B-2539  26068 139,000 China Southern
                                                            Airlines            May-1992 22,632 17,835 Jan-2000 $22.50m  $20.96m
Boeing 737-4Y0      CFM56-3C1(23.5lb) G-OBMF  23868 143,500 British Midland
                                                            Airways             Sep-1988 27,187 29,113 Jan-2000 $19.20m  $19.35m
Boeing 737-4Y0      CFM56-3C1(23.5lb) TC-AF1  23979 143,500 Air Algerie         Dec-1988 27,812 13,303 Jan-2000 $22.00m  $21.33m
Boeing 737-4Y0      CFM56-3C1(23.5lb) EC-GXR  24685 150,000 Futura              Apr-1990 32,273 15,649 Jan-2000 $23.60m  $23.93m
Boeing 737-4Y0      CFM56-3C1(23.5lb) TC-JDE  24904 150,000 THY-Turkish
                                                            Airlines            Jan-1991 23,690 12,922 Jan-2000 $24.50m  $25.01m
Boeing 737-48E      CFM56-3C1(23.5lb) HL7227  25764 143,500 Asiana Airlines     May-1992 14,882 21,774 Jan-2000 $22.80m  $22.50m
Boeing 737-48E      CFM56-3C1(23.5lb) HL7228  25765 143,500 Asiana Airlines     Jun-1992 14,596 21,372 Jan-2000 $22.90m  $22.68m
Boeing 737-4Y0      CFM56-3C1(23.5lb) TC-JDZ  26066 150,000 THY-Turkish
                                                            Airlines            May-1992 21,983 11,655 Jan-2000 $25.50m  $24.38m
Boeing 737-5Y0      CFM56-3C1(20lb)   PT-MNH  26067 133,500 Nordeste Linhas
                                                            Aereas Regionais    May-1992 23,919 10,786 Jan-2000 $21.70m  $22.33m
Boeing 747-283B     JT9D-7Q           N622FF  22496 814,000 Air India           Aug-1981 53,025 11,264 Jan-2000 $23.80m  $23.32m*
Boeing 757-2Y0      RB211-535E4       E1-CBY  26152 230,000 Avianca             Jul-1992 23,022  9,155 Jan-2000 $33.60m  $33.92m
Boeing 757-2Y0      RB211-535E4       B-2831  26153 255,000 China Southwest
                                                            Airlines            Jul-1992 15,650  9,081 Jan-2000 $35.10m  $35.24m
Boeing 757-2Y0      RB211-535E4       G-OOOX  26158 255,000 Air 2000            Jan-1993 26,941  8,399 Jan-2000 $36.50m  $37.11m
Boeing 767-3Y0ER    PW4060            CC-CEY  24947 407,000 LAN Chile           Jan-1991 39,993  9,884 Jan-2000 $53.80m  $53.86m
Boeing 767-3Y0ER    PW4060            EC-FCU  24999 407,000 Spanair             Jan-1991 39,756  8,652 Jan-2000 $54.60m  $53.92m
Douglas DC-8-71F(M) CFM56-2C1         N872SJ  46040 328,000 Fast Air            Mar-1969 73,360 28,521 Feb-2000 $14.50m  $16.00m
Douglas DC-8-71F(M) CFM56-2C1         N823BX  46064 325,000 Air Transport
                                                            International       May-1969 80,668 32,475 Feb-2000 $14.50m  $13.59m
Fokker 100          RB183 Tay 650-15  PT-MRX  11341  98,000 TAM Brasil          Jun-1991 17,484 16,561 Dec-1999 $12.90m  $11.82m
Fokker 100          RB183 Tay 650-15  PT-MQB  11350  98,000 TAM Brasil          Aug-1991 20,142 21,338 Dec-1999 $12.40m  $11.65m
Fokker 100          RB183 Tay 650-15  PT-MRF  11351  98,000 TAM Brasil          Sep-1991 21,245 20,930 Dec-1999 $12.40m  $11.39m
MD-83               JT8D-219          EC-FXY  49627 160,000 Spanair             Feb-1989 39,071 19,314 Feb-2000 $17.30m  $16.73m
MD-83               JT8D-219          EC-FZC  49790 160,000 Spanair             Aug-1989 36,491 18,129 Feb-2000 $17.30m  $16.83m
MD-83               JT8D-219          B-28023 49952 160,000 Far Eastern Air
                                                            Transport           Oct-1991 25,754 20,902 Feb-2000 $18.10m  $17.45m

* Replaced by scrappage value

 BASE VALUE AND ADJUSTED BASE VALUE OF SELECTED AIRCRAFT AS AT 30TH APRIL 2000
                        ALL VALUE IN MILLION US DOLLARS

TYPE               ENGINE           REGN    MSN     MTOW    OPERATOR            YoB      HOURS  CYCLES    DATE   HALF LIFE  MTX ADJ
Airbus A320-211  CFM56-5A1          F-GJVC    204  149,913  Air France        Apr-1991  17,727  17,158  Jan-2000  $26.30m   $26.30m*
Airbus A320-211  CFM56-5A1          F-GJVD    211  149,913  Air France        May-1991  17,710  17,049  Jan-2000  $26.30m   $26.30m*
Airbus A320-231  V2500-A1           G-BVYA    354  169,703  JMC Airlines      Jul-1992  17,256   6,127  Jan-2000  $30.80m   $30.80m
Airbus A320-231  V2500-A1           G-BVYC    411  169,703  JMC Airlines      Feb-1993  17,514   6,147  Jan-2000  $31.60m   $31.09m
Airbus A320-232  V2527-A5           G-MIDZ    934  162,040  British Midland   Nov-1998   2,344   2,898  Jan-2000  $37.90m   $38.48m
                                                              Airways
Airbus A320-214  CFM56-5B4/P        B-2211   1041  162,040  China Northwest   Jun-1999   1,338     779  Jan-2000  $40.10m   $41.66m*
                                                              Airways
Airbus A321-231  V2533-A5           G-MIDM   1207  196,211  British Midland   Apr-2000       0       0  Apr-2000  $46.70m   $48.86m
                                                              Airways
Boeing 737-347   CFM56-3B1 (20lb)   N304WA  23345  130,000  Delta Air Lines   Oct-1985  40,558  28,021  Jan-2000  $13.90m   $13.22m
Boeing 737-3S1   CFM56-3B2 (22lb)   PP-VPF  24834  137,000  VARIG             Jun-1990  31,365  18,921  Jan-2000  $20.50m   $21.20m
Boeing 737-3S1   CFM56-3C1 (22lb)   N311FL  24856  137,000  Frontier Airlines Aug-1990  27,585  17,976  Jan-2000  $20.50m   $20.58m
Boeing 737-3M8   CFM56-3B2 (22lb)   E1-TVP  25041  134,400  Virgin Express    Mar-1991  21,769  13,172  Jan-2000  $21.90m   $22.71m
                                                              (Ireland)
Boeing 737-3Y9   CFM56-3C1 (20lb)   N999CZ  25604  135,000  China Southern    Nov-1992  17,039  12,564  Jan-2000  $21.60m   $20.76m
                                                              Airlines
Boeing 737-3L9   CFM56-3B2 (22lb)   N310FL  26440  139,500  Frontier Airlines Feb-1992  19,095  16,856  Jan-2000  $22.50m   $22.56m
Boeing 737-3L9   CFM56-3B2 (22lb)   N313FL  26442  139,500  Frontier Airlines Apr-1992  18,163  17,274  Jan-2000  $22.40m   $22.10m
Boeing 737-3U3   CFM56-3C1 (22lb)   ZK-NGE  28733  139,500  Air New Zealand   Nov-1997   2,466     838  Jan-2000  $28.50m   $29.58m*
Boeing 737-3U3   CFM56-3C1 (22lb)   N309FL  28734  139,500  Frontier Airlines Nov-1997   3,259   1,383  Jan-2000  $28.40m   $29.30m*
Boeing 737-3M8Q  CFM56-3B2 (22lb)   F-GIXP  24021  135,000  L'Aeropostale     Oct-1988  19,832  10,757  Jan-2000  $21.70m   $22.27m
Boeing 737-405   CFM56-3C1 (23.5lb) OO-VEK  24270  149,910  Virgin Express    May-1989  26,616  22,501  Jan-2000  $22.10m   $22.09m
Boeing 737-405   CFM56-3C1 (23.5lb) OO-VEJ  24271  149,910  Sobelair          May-1989  25,394  22,267  Jan-2000  $22.10m   $22.50m
Boeing 737-4K5   CFM56-3C1 (23.5lb) EI-CUA  24901  149,940  Blue Panorama     Apr-1990  34,482  12,589  Jan-2000  $24.40m   $24.75m
                                                              Airlines
Boeing 737-4S3   CFM56-3C1 (22lb)   SP-LLH  25594  150,000  LOT-Polish        Jan-1992  24,074  11,889  Jan-2000  $25.00m   $25.71m
                                                              Airlines
Boeing 737-4K5   CFM56-3C1 (23.5lb) D-AHLS  27074  149,940  Blue Panorama     Apr-1992  28,413  10,124  Jan-2000  $26.10m   $26.94m
                                                              Airlines
Boeing 737-505   CFM56-3C1 (20lb)   LN-BRD  24651  136,000  Braathens         Mar-1990  23,316  24,330  Jan-2000  $18.50m   $19.59m
Boeing 737-58E   CFM56-3C1 (20lb)   HL7233  25768  115,500  Asiana Airlines   Apr-1995   8,206  11,730  Jan-2000  $22.60m   $21.88m
Boeing 737-505   CFM56-3C1 (20lb)   G-GFFB  25789  127,500  British Airways   Jan-1992  17,970  22,378  Jan-2000  $19.60m   $20.88m
Boeing 737-505   CFM56-3C1 (20lb)   B-2592  27153  133,500  Xiamen Airlines   Aug-1993  16,364  13,791  Jan-2000  $21.60m   $20.76m
Boeing 737-505   CFM56-3C1 (20lb)   B-2593  27155  133,500  Xiamen Airlines   Feb-1993  17,758  14,460  Jan-2000  $21.70m   $20.49m
Boeing 757-231   PW2037             N718TW  28486  235,000  Trans World       Apr-1999   1,610     563  Jan-2000  $44.30m   $46.21m
                                                              Airlines
Fokker 100       RB183 Tay 650-15   PT-MRC  11320   98,500  TAM Brasil        Mar-1991  22,748  23,892  Dec-1999  $11.60m   $12.00m
Fokker 100       RB183 Tay 650-15   PT-MRD  11322   98,500  TAM Brasil        Apr-1991  22,247  23,170  Dec-1999  $11.70m   $11.49m
MD-82            JT8D-217C          EC-GTO  49570  149,500  Spanair           Dec-1987  28,786  23,800  Feb-2000  $14.30m   $14.61m
MD-82            JT8D-219           OH-LMW  49905  149,500  Finnair           Aug-1990  26,460  16,186  Feb-2000  $16.90m   $15.96m
MD-82            JT8D-219           N821RA  49931  149,500  American Airlines Jul-1990  23,753  19,683  Feb-2000  $17.20m   $16.23m
MD-82            JT8D-219           N822RA  49932  149,500  American Airlines Aug-1990  23,768  19,447  Feb-2000  $17.30m   $16.54m
MD-82            JT8D-219           OH-LMH  53245  149,500  Finnair           Feb-1992  22,849  14,028  Feb-2000  $18.70m   $18.68m

                                   * excluded